UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2024

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 30, 2024, SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Offering”), (i) an aggregate of 6,370,070 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) and (ii) an aggregate of 9,478,986 pre-funded warrants exercisable for shares of Common Stock (the “Pre-Funded Warrants”), together with common warrants (“Common Warrants”) to purchase up to 15,849,056 shares of Common Stock. Each share of Common Stock and accompanying Common Warrant were sold together at a combined offering price of $1.325, and each Pre-Funded Warrant and accompanying Common Warrant were sold together at a combined offering price of $1.3249. The Common Warrants have an exercise price of $1.20 per share, are immediately exercisable and will expire five years from the initial exercise date. The aggregate gross proceeds to the Company from the Offering were approximately $21.0 million before deducting the placement agent’s fees and related offering expenses.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to the Investor so that the purchase of shares of Common Stock in the Offering by the Investor would not otherwise result in the Investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Investor (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants or Common Warrants to the extent that the Investor would own more than 4.99% (or, at the Investor’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the Investor to the Company, the Investor may increase the amount of ownership of outstanding Common Stock after exercising the Investor’s Pre-Funded Warrants or Common Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Common Warrant.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 90-day period following the closing of the Offering.

The Shares, Pre-Funded Warrants and the Common Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-278334), which was filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2024 and was declared effective by the Commission on May 1, 2024 (the “Registration Statement”).

On July 30, 2024, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. The Company agreed to pay the Placement Agent a fee in cash equal to 6.5% of the gross proceeds from the sale of the Shares, Pre-Funded Warrants and Common Warrants to the Investor. The Company also agreed to reimburse the Placement Agent for out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $60,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering closed on August 1, 2024.

The foregoing summaries of the Placement Agent Agreement, the Purchase Agreement, the Pre-Funded Warrants and the Common Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto

Item 8.01. Other Events

On July 31, 2024, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agent Agreement.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of July 30, 2024, by and among SELLAS Life Sciences Group, Inc. and the purchaser party thereto.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release, dated July 31, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date:	August 1, 2024	By:		/s/ John T. Burns
			Name:	John T. Burns
			Title:	Senior Vice President, Chief Financial Officer